UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 09, 2026

enGene Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220
Saint-Laurent, Quebec, Canada		H4R 2P1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 514 332-4888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Common Share, at an exercise price of $11.50 per Share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2026 Annual General Meeting of shareholders (the “Annual Meeting”) of enGene Therapeutics Inc. (the “Company”) was held on June 9, 2026 at 8:30 a.m. EDT. A total of 56,196,302 common shares of the Company, no par value (the “Common Shares”) were present or represented by proxy at the Annual Meeting, representing approximately 83.89% of the Company’s 66,989,466 Common Shares that were outstanding and entitled to vote at the Annual Meeting as of the record date of April 28, 2026.

Set forth below, and pursuant to the requirements set out in subsection 11.3 of National Instrument 51-102, are the final voting results for each of the matters submitted to a vote of the shareholders at the Annual Meeting, which matters are each described in further detail in the Company’s definitive Proxy Statement, as filed with the Securities and Exchange Commission on May 8, 2026:

Proposal 1 – Election of Directors

Director Nominee	For	Withhold	Broker Non-Votes
Philip Astley-Sparke	47,112,414	306,821	8,777,067
Ronald H.W. Cooper	47,329,848	89,387	8,777,067
Dr. William Grossman	47,408,163	11,072	8,777,067
Michael Heffernan	47,408,163	11,072	8,777,067

Proposal 2 – Appointment and Remuneration of Auditor

For	Withhold	Broker Non-Votes
56,180,287	16,015	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (Formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE THERAPEUTICS INC.

Date:	June 10, 2026	By:	/s/ Ronald H. W. Cooper
Name: Ronald H. W. Cooper Title: Chief Executive Officer and President